SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549

                               FORM 8-K


                            CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


                     Date of Report:  May 6, 1997



                            MEDIMMUNE, INC.
        (Exact name of registrant as specified in its charter)



                   Commission File Number:  0-19131




          Delaware                                    52-1555759
     (State of Incorporation)                     (I.R.S. Employer
                                                  Identification No.)



     35 West Watkins Mill Road, Gaithersburg, MD              20878
     (Address of principal executive offices)              (Zip Code)


     Registrant's telephone number, including area code (301) 417-0770


             No Exhibits are being filed with this report


         CytoGam and RespiGam are registered trademarks of the Company.

                            MEDIMMUNE, INC.
                      Current Report on Form 8-K


ITEM 5.  OTHER EVENTS

MedImmune, Inc. reported the information contained in the following press release dated May 6, 1997.

 MEDIMMUNE REPORTS FOURTH SET OF CLINICAL RESULTS EVALUATING MEDI-493
-- Presentations at The Society for Pediatric Research Annual Meeting --

Gaithersburg, MD, May 6, 1997 -- MedImmune, Inc. (Nasdaq:MEDI) today released its fourth set of results from a series of recently completed clinical studies evaluating MEDI-493, a humanized monoclonal antibody being developed for prevention of serious disease caused by respiratory syncytial virus (RSV). RSV is the leading cause of pneumonia and bronchiolitis in infants and young children. In a dose-escalating, multi-center Phase 1/2 trial, known as CP012, MedImmune evaluated the safety, tolerance and pharmacokinetics of MEDI-493 in infants. MEDI-493 was found to be generally safe and well-tolerated and blood levels of MEDI-493 following administration of the 15 mg/kg dose were consistent with those seen in previously reported Phase 1/2 trials. Each of the Phase 1 and Phase 1/2 trials evaluating MEDI-493 for prevention of serious RSV disease in high risk infants which has been completed to date is summarized below. The Company expects to release results from an ongoing Phase 3 trial (IMpact-RSV) in the third quarter 1997. Data from specific clinical and pre-clinical studies of MEDI-493 are being presented today by Dr. K.N. Siva Subramanian, of Georgetown University Medical Center, and Dr. Syd Johnson, of MedImmune, at The Society for Pediatric Research meeting in Washington, D.C.

"The CP012 trial is the final RSV prevention study with MEDI-493 to be completed prior to the conclusion of our Phase 3 trial, IMpact-RSV," commented Wayne T. Hockmeyer, Ph.D., Chairman and Chief Executive Officer. "We are grateful for the assistance and cooperation we have received from the many physicians, nurses, infants and parents who have been involved in the extensive Phase 1/2 program we have conducted during the past two and one-half years. We have now completed patient dosing in the Phase 3 trial and expect to release results from this study during the summer."

CP012 was conducted at seven medical centers in South Africa, Australia and New Zealand. A total of 59 infants with a history of prematurity (i.e., less than or equal to 35 weeks gestation) or a lung condition called bronchopulmonary dysplasia (BPD) were assigned to receive monthly doses of MEDI-493 at 5 mg/kg (n=10) or 15 mg/kg (n=49) for up to 5 doses.

The table below summarizes certain information about each of the RSV prevention trials with MEDI-493 completed to date.


        Protocol     Design               Phase   Patients
       ----------------------------------------------------
        MAb-9401a    Open-Label           1       4 Healthy
        (IV)                                      Adult
                                                  Volunteers

        MAb-9401b    Open-Label, Dose     1       12 Healthy
        (IV)         Escalation                   Adult
                                                  Volunteers

        MAb-9401c    Open-Label, Dose     1       12 Healthy
        (IV)         Escalation                   Adult
                                                  Volunteers

        CP007 (IM)   Open-Label           1       4 Healthy
                                                  Adult
                                                  Volunteers

        CP017 (IV)   Open-Label,          1       6 Healthy
                     Lyophilized Product          Adult
                                                  Volunteers

        CP005  (IV)  Double-Blind,        1/2     62 High-Risk
                     Placebo-Controlled,          Infants
                     Dose Escalation

        CP011  (IM)  Open-Label, Dose     1/2     65 High-Risk
                     Escalation                   Infants

        CP012  (IM)  Open-Label, Dose     1/2     59 High-Risk
                     Escalation                   Infants

          IV = Intravenous; IM = Intramuscular


The primary objective of these studies was to evaluate the safety of MEDI-493. In each of the trials, individuals were monitored carefully for evidence of toxicity by assessing adverse events, immunogenicity and clinical laboratory parameters. MEDI-493 was generally safe and well-tolerated in all of these studies. As an additional assessment of the safety of MEDI-493 in the pediatric trials, we looked for exacerbation of RSV disease by monitoring RSV hospitalization rates. The table below summarizes the incidence of RSV hospitalization by dose group. The 15 mg/kg dose was selected for the Phase 3 IMpact-RSV trial and the primary endpoint in that study is the incidence of RSV hospitalization.

RSV Hospitalizations


        Protocol   Placebo  3        5       10       15
                            mg/kg    mg/kg   mg/kg    mg/kg
       ----------------------------------------------------
        CP005      2/20     2/10     --      0/10     0/22

        CP011      --       --       2/11    0/6      0/48

        CP012      --       --       1/10    --       0/49

        Total      2/20     2/10     3/21    0/16     0/119


RSV is the most common cause of lower respiratory infections in infants and children worldwide. RSV outbreaks typically occur during the late fall, winter and early spring. Healthy children and individuals with adequate immune systems often acquire a benign chest cold when infected with RSV. In contrast, premature infants and children with BPD are at increased risk for acquiring severe RSV disease (pneumonia and bronchiolitis), often requiring hospitalization. In the United States alone, over 90,000 children are hospitalized and 4,500 die from RSV disease annually. The cost of treating a high-risk child hospitalized for RSV can be over $70,000.

MedImmune currently markets RespiGam (Respiratory Syncytial Virus Immune Globulin Intravenous (Human)) for the prevention of serious RSV disease in certain high-risk infants (please see full prescribing information). Unlike RespiGam, which is given by a two to four hour intravenous infusion, MEDI-493 has been administered in a shorter infusion or by intramuscular injection. Consequently, if successfully developed, MEDI-493 has the potential to enhance patient care, reduce costs associated with drug administration and improve convenience for parents, physicians and nurses. Taken together, these benefits provide the potential to reach a broader population of children with MEDI-493 than with RespiGam.

MEDI-493, a humanized monoclonal antibody, binds to a protein on the surface of RSV which is necessary for the virus to infect cells. In laboratory experiments, MEDI-493 has been shown to neutralize all strains of RSV tested and to prevent infection in cotton rats. Studies in cotton rats, widely thought to be the best model of RSV infection in humans, have shown that MEDI-493 is 50 to 100 times more potent than RespiGam allowing the same anti-viral effect to be delivered in a much smaller volume. To date, MedImmune has retained exclusive worldwide marketing and manufacturing rights to MEDI-493.

The IMpact-RSV trial is a double-blind, placebo-controlled, Phase 3 trial being conducted at 139 medical centers in the United States, Canada and the United Kingdom. IMpact-RSV is designed to evaluate the safety and efficacy of MEDI-493 for the prevention of serious RSV disease in high-risk infants. A total of 1,502 children were randomized to receive MEDI-493 (15mg/kg) or placebo by intramuscular injection approximately every 30 days from November to April for a total of up to five injections.

RespiGam is a polyclonal antibody licensed by the FDA in January 1996 for prevention of serious lower respiratory tract infection caused by RSV in children under 24 months of age with BPD or a history of premature birth (i.e., less than or equal to 35 weeks gestation). RespiGam is the only product demonstrated to be safe and effective in reducing incidence and duration of RSV hospitalization and severity of RSV illness in these high-risk infants. RespiGam is marketed in the United States by MedImmune together with the Wyeth-Lederle Vaccines and Pediatrics sales force of Wyeth-Ayerst Laboratories (a division of American Home Products Corporation; NYSE:AHP). MedImmune has established a collaboration with Baxter Healthcare Corporation (a division of Baxter International; NYSE:BAX) for commercialization of RespiGam outside of North America.

MedImmune, Inc. is a biotechnology company focused on developing and marketing products for the prevention and treatment of infectious diseases and for use in transplantation medicine. MedImmune currently markets two products through its hospital-based sales force and has six new product candidates in clinical trials. RespiGam is manufactured by Massachusetts Biologic Laboratories. MedImmune is located in Gaithersburg, MD.

This announcement may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in the Company's filings with the U.S. Securities and Exchange Commission. MedImmune cautions that the safety and effectiveness of MEDI-493 have not been demonstrated and the outcome of the IMpact-RSV trial cannot be predicted. Accordingly, there can be no assurance that MEDI-493 will be licensed for marketing by regulatory authorities.


                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              MEDIMMUNE, INC.
                              Registrant)


Date:  May 6, 1997            David M. Mott
                              President and Chief Operating Officer
                              (Principal financial and
                              accounting officer)